      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002
                         REGISTRATION NO. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                   62-0721803
--------------------------------         ---------------------------------------
    (State of Incorporation)                  (IRS Employer Identification No.)


      55 E. CAMPERDOWN WAY, P.O. BOX 1028, GREENVILLE, SOUTH CAROLINA 29602
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                        BOWATER INCORPORATED SAVINGS PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                           ANTHONY H. BARASH, ESQUIRE
       SR. VICE PRESIDENT-CORPORATE AFFAIRS, GENERAL COUNSEL AND SECRETARY
                              BOWATER INCORPORATED
                      55 E. CAMPERDOWN WAY, P.O. BOX 1028,
                        GREENVILLE, SOUTH CAROLINA 29602
                                 (864) 271-7733
--------------------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                                  CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                     Proposed Maximum        Proposed Maximum
  Title Of Each Class Of        Amount To Be          Offering Price        Aggregate Offering         Amount of
Securities To Be Registered      Registered            Per Unit                   Price            Registration Fee
---------------------------------------------------------------------------------------------------------------------
  Common Stock,                 1 share(1)(2)           $48.09(2)               $48.09(2)                $0(2)
  $1.00 par value
    per share
=====================================================================================================================

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) As described in Part II of this Registration Statement, Bowater Incorporated is carrying over, for issuance under the Plan, 1,594,533 shares of Common Stock previously registered, but unissued under Form S-8 for the Bowater Incorporated Savings Plan for Certain Hourly Employees and the Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan. In connection with the prior registration filed on May 18, 2001, Bowater Incorporated paid a registration fee of $19,170.27, calculated pursuant to Rule 457(c) under the Securities Act and based on the reported average of the high and low sales prices of Bowater Incorporated Common Stock as reported on the New York Stock Exchange on May 14, 2001. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.


         The Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

         Bowater Incorporated (the "Registrant") has registered 1,900,000 shares of its Common Stock, par value $1.00 ("Common Stock") on Form S-8 (Registration No. 333-00555) for issuance under the Bowater Incorporated Savings Plan (formerly named the Bowater Incorporated Salaried Employees' Savings Plan) (the "Plan"). Pursuant to Form S-8 (General Instruction E), the Registrant increased the number of shares by registering an additional 6,200,000 shares (Registration Nos. 333-41471, 333-84161 and 333-61228). Therefore, the Registrant has
registered an aggregate number of 8,100,000 shares for issuance under the Plan.

         The Registrant has also registered shares of its Common Stock for issuance under the Bowater Incorporated Savings Plan for Certain Hourly Employees (the "BI Certain Employees Plan") (Registration Nos. 33-16277, 333-84163 and 333-61230) and the Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan (the "BI Coated Papers Savings Plan") (Registration Nos. 333-02989, 333-41475, 333-84171 and 333-61232). Effective as
of December 31, 2001, the Registrant merged both the BI Certain Employees Plan and the BI Coated Papers Savings Plan into and with the Plan pursuant to its amendment authority under each plan and participants in each of the merged plans became participants in the Plan. Simultaneously with the filing of this Registration Statement, the Registrant has terminated its offering of Common Stock and Participation Interests under the BI Certain Employees Plan and the BI Coated Papers Savings Plan by filing a post-effective amendment to Form S-8 for each plan (Registration Nos. 333-61230 and No. 333-61232, respectively).

         The Registrant hereby carries over 1,594,533 shares of Common Stock and Participation Interests that remained unsold as of the termination of the offerings registered under Forms S-8 for the BI Certain Employees Plan and the BI Coated Papers Savings Plan (Registration Nos. 333-61230 and No. 333-61232, respectively).

         Pursuant to General Instruction E of the instructions to Form S-8, Bowater Incorporated (the "Registrant") and the Bowater Incorporated Savings Plan (the "Plan") hereby incorporate by reference the contents of the previous Registration Statements filed by the Registrant and the Plan on Forms S-8 (Registration Nos. 333-00555, 333-41471, 333-84161 and 333-61228). The current registration of 1,594,533 shares of Common Stock of the Registrant will increase the total number of shares registered for issuance under the Plan to 9,694,533 shares.

ITEM 8.  EXHIBITS

         Pursuant to General Instruction E of the instructions to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statements filed by the Registrant and the Plan on Forms S-8 (Registration Nos. 333-00555, 333-41471, 333-84161 and 333-61228). The
following additional exhibits are filed as part of this Registration Statement.

              No:     Exhibit:
              --      -------

              4.1 The Bowater Incorporated Savings Plan, As Amended and Restated Effective January 1, 1997.

              23      Consent of Accountants.

              24      Powers of Attorney.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May
30, 2002.

                                                     BOWATER INCORPORATED
                                                     (Registrant)



                                                     By: /s/ Arnold M. Nemirow
                                                        ------------------------
                                                        Arnold M. Nemirow
                                                        Chairman, President and
                                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                                             DATE
/s/ Arnold M. Nemirow
-----------------------------           Chairman of the Board, President and Chief Executive         May 30, 2002
Arnold M. Nemirow                       Officer (principal executive officer)

/s/ David G. Maffucci
-----------------------------           Senior Vice President and Chief Financial Officer            May 30, 2002
David G. Maffucci                       (principal financial officer)

/s/ Michael F. Nocito
-----------------------------           Vice President and Controller                                May 30, 2002
Michael F. Nocito                       (principal accounting officer)


         *                              Director                                                     May 30, 2002
-----------------------------
Francis J. Aguilar


         *                              Director                                                     May 30, 2002
-----------------------------
Richard Barth


         *                              Director                                                     May 30, 2002
-----------------------------
Cinda A. Hallman


         *                              Director                                                     May 30, 2002
-----------------------------
Charles J. Howard


         *                              Director                                 May 30, 2002
-----------------------------
L. Jacques Menard


         *                              Director                                 May 30, 2002
-----------------------------
James L. Pate


         *                              Director                                 May 30, 2002
-----------------------------
John A. Rolls


         *                              Director                                 May 30, 2002
-----------------------------
Arthur R. Sawchuk


         *                              Director                                 May 30, 2002
-----------------------------
Togo D. West, Jr.


         *Anthony H. Barash, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.

                                                     By: /s/ Anthony H. Barash
                                                        ------------------------
                                                        Anthony H. Barash,
                                                        Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May 30, 2002.

                                            BOWATER INCORPORATED SAVINGS PLAN
                                            (Plan)



                                            By: /s/ Aaron Whitlock
                                               ---------------------------------
                                                       Aaron Whitlock,
                                                       Plan Administrator